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                                                                   Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



     We consent to the incorporation by reference in this Registration Statement and related Prospectus pertaining to the Becton, Dickinson and Company Global Share Investment Program of our report dated November 8, 1994, with respect to the consolidated financial statements and schedules of Becton, Dickinson and Company included in its Annual Report (Form 10-K) for the year ended September 30, 1994, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP
                                             -----------------
                                             ERNST & YOUNG LLP

Hackensack, New Jersey
November 7, 1995